Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-278960, No. 333-179029 and No. 333-211384) and Form S-8 (No. 333-179030, No. 333-211443, No. 333-261958, and No. 333-292012) of Presidio Property Trust, Inc. (the “Company”), of our report dated March 26, 2026, relating to the consolidated financial statements and schedule of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Irvine, California

March 27, 2026